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                                                                  EXHIBIT 23.(A)

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated January 31, 1995 appearing on page 21 of Pitney Bowes Credit Corporation's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP

Price Waterhouse LLP

Stamford, Connecticut

November 2, 1995